UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 17, 2006

Date of Report (date of earliest event reported)

FOXHOLLOW TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50998	94-3252085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

740 Bay Road

Redwood City, California 94063-2469

(Address of principal executive offices)

(650) 421-8400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 17, 2006, the Compensation Committee of the Board of Directors of FoxHollow Technologies, Inc. (the “Company”) established the 2006 annual base salary levels for certain of our executive officers and approved a 2006 Bonus Plan (the “Bonus Plan”) that included annual target bonus levels for those executive officers. The table below sets forth the annual base salary levels and target bonus levels for the 2006 calendar year for the following executive officers:

Name	Title	Annual Base Salary	Target Bonus
Ronald Steckel	Chief Operating Officer	$225,000	$225,000

Matthew Ferguson	Chief Financial Officer	$215,000	$225,000

Duke Rohlen	President of Strategic Operations	$200,000	$225,000

Richard Zimmer	Vice President of Sales	$200,000	$200,000

Suzon Lommel	Vice President of Quality and Regulatory Affairs	$205,560	$75,000

Angela Soito	Vice President of Clinical Affairs	$200,000	$75,000

Leslie Trigg	Vice President of Marketing	$200,000	$75,000

All annual base salary levels are retroactive to January 1, 2006.

Target bonuses under the Bonus Plan for Ronald Steckel, Matthew Ferguson and Duke Rohlen are based on the achievement of certain corporate performance targets tied to the Company’s revenue, net income excluding stock based compensation charges and clinical development. Target bonuses under the Bonus Plan for Richard Zimmer, Suzon Lommel, Angela Soito and Leslie Trigg are based on both the achievement of (i) certain individual performance objectives tailored to each executive officer’s role in the Company and (ii) certain corporate performance targets tied to the Company’s revenue, net income excluding stock based compensation charges and clinical development. Target bonus payments are based on the achievement of 100% of corporate performance targets in the case of Ronald Steckel, Matthew Ferguson and Duke Rohlen and the achievement of 100% of both individual performance objectives and corporate performance targets in the case of Richard Zimmer, Suzon Lommel, Angela Soito and Leslie Trigg. In the event these targets are exceeded, a bonus capped at 125% of the individual’s target bonus will be paid. Payments under the Bonus Plan will be paid following the end of the 2006 calendar year.

The determination as to whether these individual performance objectives and corporate performance targets have been met and the amount of the bonus to be paid to each individual executive officer will be made by the Compensation Committee.

Item 8.01 Other Events.

On February 17, 2006, Jeffrey Child, a member of the Board of Directors of the Company, was appointed as the Chairman of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOXHOLLOW TECHNOLOGIES, INC.

Date: February 24, 2006	By:	/s/ Matthew B. Ferguson
Matthew B. Ferguson
Chief Financial Officer